EXHIBIT 99.3

 Press Release

CONTACT FOR FURTHER INFORMATION:

KENNETH BRIMMER 612-229-8811

 BT Brands Purchases Village Bier Garten

June 2, 2022

West Fargo, ND.--(ACCESSWIRE) -- BT Brands, Inc. (Nasdaq: BTBD and BTBDW), “BT Brands” operator of quick-service Burger Time restaurants, Keegan’s Seafood Grille, and Pie in the Sky Bakery and Coffee businesses, announced today that it acquired the Von Stephan Village Bier Garten (“Village Bier Garten’s”) (www.villagebiergartenrestaurant.com) for $690,000.

Bier Garten, located in Cocoa, Florida, is a German-themed casual restaurant and bar concept featuring authentic German food and imported German beers combined with regular entertainment, creating an entertaining atmosphere and delivering a memorable guest experience.

Gary Copperud, BT Brands’ Chief Executive Officer, said, “Our Bier Garten investment allows BT Brands to expand our Florida presence with a unique and popular concept generating a positive cash flow.”

About BT Brands, Inc.: BT Brands, Inc. (BTBD and BTBDW) owns and operates a fast-food restaurant chain called Burger Time with locations in North and South Dakota and Minnesota. The Company recently acquired Keegan Seafood Grille near Clearwater, Florida, and Pie In The Sky Coffee and Bakery in Woods Hole, Massachusetts. BT Brands is seeking acquisitions within the restaurant industry.

Forward-Looking Statements Disclaimer:

This press release contains forward-looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek,” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the disruption to our business from the recent pandemic and the impact on our results of operations, financial condition, and the impact of federal, state, and local government actions and customer behavior in response to the pandemic and its aftermath, the impact and duration of staffing constraints at our restaurants, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of the BT Brands’ Annual Report on Form 10-K for the fiscal year ended January 2, 2022, filed with the SEC, and other filings with the SEC. BT Brands disclaims any obligation or duty to update or modify these forward-looking statements.